Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including additional amendments thereto) with respect to the shares of Common Stock, $0.001 par value, of Xstelos Holdings, Inc.  This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated: January 16, 2013
/s/ Jonathan M. Couchman
JONATHAN M. COUCHMAN

COUCHMAN ADVISORS, INC.

By:	/s/ Jonathan M. Couchman
	Name:	Jonathan M. Couchman
	Title:	President

COUCHMAN CAPITAL LLC

By:	/s/ Jonathan M. Couchman
	Name:	Jonathan M. Couchman
	Title:	Managing Member

COUCHMAN INVESTMENTS, LP

By:	Couchman Capital LLC its General Partner

By:	/s/ Jonathan M. Couchman
	Name:	Jonathan M. Couchman
	Title:	Managing Member